STOCK REDEMPTION AND ISSUANCE AGREEMENT

 Dated as of July 21, 2016

This Stock Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between South Centre, Inc. (“South Centre”) and Carolco Pictures, Inc., a Florida corporation (the “Company”).

RECITALS

WHEREAS, South Centre is the owner of 5,000,000 Series A Shares of the issued and outstanding Series A Shares of Series A Preferred Stock, $0.0001 par value, of Carolco (the “Series A Preferred Stock”); and

WHEREAS, pursuant to the terms and conditions of this Agreement, South Centre desires to sell, and Company desires to purchase, all of the South Centre’s rights, title, and interest in and to 2,500,000 Series A Shares of the Series A Preferred Stock of the Company (the “Series A Shares”) as further described herein;

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company shall issue to South Centre 12,750,000 Series A Shares of Series C Preferred Stock of the Company (the “Series C Series Shares”) as further described herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, South Centre shall sell, assign, transfer, convey, and deliver to Company, and Company shall accept and purchase, the Series A Shares and any and all rights in the Series A Shares to which South Centre is entitled, and by doing so South Centre shall be deemed to have assigned all of South Centre’s rights, titles and interest in and to the Series A Shares to Company. The Series A Shares shall be returned to the treasury of the Company and shall constitute authorized by unissued Series A Shares of Series A Preferred Stock of the Company.

2. Consideration. In consideration for the redemption and sale of Series A Shares, Company shall deliver to South Centre an amount equal to $0.0001 per Share, for an aggregate purchase price of $250.00 (the “Purchase Price”).

3. Closing; Deliveries.

3.1.	Closing. The purchase and sale of the Series A Shares (the “Closing”) shall be held on the date hereof.

3.2.	Assignment; Deliveries. Effective as of the Closing, South Centre hereby transfers, assigns, conveys and grants to the Company the Series A Shares, free and clear of all encumbrances, and the Company hereby accepts the transfer, assignment, conveyance and grant of the Equity Interests, pursuant to the terms of the Agreement. At the Closing the Company shall deliver to South Centre the Purchase Price by wire transfer of immediately available funds to an account designated by South Centre.

4. Issuance. Effective as of the Closing Date, the Company hereby issues to South Centre the Series C Shares, at $0.0001 per share of Series C Preferred Stock, for a total consideration of $1,275, to be delivered to the Company by South Centre by wire transfer of immediately available funds to an account designated by the Company.

5. Representations and Warranties of South Centre. As an inducement to Company to enter into this Agreement and to consummate the transactions contemplated herein, South Centre represents and warrants to Company as follows:

5.1.	Authority. South Centre has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform South Centre’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of South Centre, enforceable against South Centre in accordance with the terms hereof.

5.2.	Ownership. South Centre is the sole record and beneficial owner of the Series A Shares, has good and marketable title to the Series A Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Series A Shares to Company in accordance with this Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Company will receive good and marketable title to the Series A Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Series A Shares.

5.3.	Valid Issuance. The Series A Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

5.4.	No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the South Centre is a party or by which he is bound, or to which the Series A Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the South Centre or the Series A Shares.

5.5.	No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the South Centre of any of the transactions on South Centre’s part contemplated under this Agreement.

5.6.	No Other Interest. Except for the 2,500,000 Shares of Series A Preferred Stock which shall be retained by South Centre following the Closing, neither South Centre nor any of South Centre’s respective affiliates has any interest, direct or indirect, in any Series A Shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to South Centre’s assets, other than the Series A Shares.

5.7.	No General Solicitation or Advertising. Neither any South Centre nor any of South Centre’s affiliates nor any person acting on South Centre’s behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Series A Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series A Shares under the Securities Act of 1933, as amended (the “Securities Act”).

5.8.	Full Disclosure. No representation or warranty of the South Centre to the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the South Centre that has specific application to the Series A Shares or the Company that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Series A Shares or the Company that has not been set forth in this Agreement.

5.9.	Accredited Investor and Other Matters.

5.9.1.	South Centre is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.9.2.	South Centre has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that South Centre requested and deemed material to making an informed investment decision regarding its purchase of the Series C Shares. South Centre has been afforded the opportunity to review such documents and materials and the information contained therein. South Centre has been afforded the opportunity to ask questions of the Company and its management. South Centre understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, South Centre understands and represents that it is purchasing the Series C Shares notwithstanding the fact that the Company may disclose in the future certain material information that the South Centre has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such South Centre shall modify, amend or affect such South Centre’s right to rely on the Company’s representations and warranties, if any, contained herein. South Centre has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Series C Shares. South Centre has full power and authority to make the representations referred to herein, to purchase the Series C Shares and to execute and deliver this Agreement.

5.9.3.	South Centre has read and understood, and is familiar with, this Agreement, the Series C Shares and the business and financial affairs of the Company.

5.9.4.	South Centre, either personally, or together with its advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series C Shares, is able to bear the risks of an investment in the Series C Shares and understands the risks of, and other considerations relating to, a purchase of a Share. South Centre and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Series C Shares. South Centre’s financial condition is such that South Centre is able to bear the risk of holding the Series C Shares that South Centre may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of South Centre’s entire investment in the Company.

5.9.5.	South Centre has investigated the acquisition of the Series C Shares to the extent South Centre deemed necessary or desirable and the Company has provided South Centre with any reasonable assistance South Centre has requested in connection therewith.

5.9.6.	The Series C Shares are being acquired for South Centre’s own account for investment, with no intention by South Centre to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by South Centre in violation of the Securities Act or the then applicable rules or regulations thereunder.

5.9.7.	No representations or warranties have been made to South Centre by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

5.9.8.	South Centre is aware that South Centre’s rights to transfer the Series C Shares is restricted by the Securities Act and applicable state securities laws, and South Centre will not offer for sale, sell or otherwise transfer the Series C Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

5.9.9.	South Centre understands and agrees that the Series C Shares he acquires have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Series C Shares offered by the Company.

5.9.10.	South Centre has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. South Centre understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability.

5.9.11.	South Centre understands that the certificates or other instruments representing the securities included in the Series C Shares, as well as the common stock issuable with respect thereto, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.

5.9.12.	South Centre also acknowledges and agrees that an investment in the Series C Shares is highly speculative and involves a high degree of risk of loss of the entire investment in the Company, and there is no assurance that a public market for the will be available and that, as a result, South Centre may not be able to liquidate South Centre’s investment in the Series C Shares should a need arise to do so.

5.9.13.	South Centre is not dependent for liquidity on any of the amounts South Centre is investing in the Series C Shares.

5.9.14.	South Centre has full power and authority to make the representations referred to herein, to purchase the Series C Shares and to execute and deliver this Agreement.

5.9.15.	South Centre understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Series C Shares under the federal and state securities laws and for other purposes.

6. Representations and Warranties of Company. As an inducement to South Centre to enter into this Agreement and to consummate the transactions contemplated herein, Company represents and warrants to South Centre as follows:

6.1.	Authority. Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with the terms hereof.

6.2.	No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Company of any of the transactions on its part contemplated under this Agreement.

6.3.	No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Company is a party or by which it is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Company.

7. Indemnification; Survival.

7.1.	Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party’s agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the “Indemnified Persons”) from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, “Losses”) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

7.2.	Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

8. Miscellaneous.

8.1.	Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

8.2.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

If to the Company:

David Cohen

Chief Executive Officer

Carolco Pictures, Inc.

1200 N. Federal Highway, Suite 200

Boca Raton, FL 33432

Email: dc@carolcopictures.com

If to South Centre:

David Cohen

Chief Executive Officer

South Centre, Inc.

1200 N. Federal Highway, Suite 200

Boca Raton, FL 33432

Email: dc@carolcopictures.com

8.3.	Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Palm Beach County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

8.4.	Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

8.5.	Assignment. Each party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

8.6.	Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

8.7.	Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8.8.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9.	Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.10.	Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

[Remainder of page intentionally left blank – Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Stock Redemption Agreement as of the date first above written.

Carolco Pictures, Inc.

By:	/s/ David Cohen
David Cohen
CEO

South Centre, Inc.

By:	/s/ David Cohen
David Cohen
CEO

[Signature page to Redemption Agreement]